UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 10, 2024

PERASO INC.
(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 10, 2024, Peraso Inc. (the “Company”) filed a prospectus supplement (the “Current Prospectus Supplement”) to increase the maximum number of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable pursuant to the At The Market Offering Agreement between the Company and Ladenburg Thalmann & Co. Inc., dated August 30, 2024 (the “Sales Agreement”), to up to an aggregate of $2,693,527 of Shares, which does not include the Shares having an aggregate gross sales price of $169,215 that have been sold to date under the Sales Agreement.

The issuance and sale of the Shares by the Company under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-280798) filed with the Securities and Exchange Commission on July 12, 2024 and declared effective on July 22, 2024 (the “Registration Statement”) and a base prospectus dated as of July 22, 2024 included in the Registration Statement, as supplemented by the prospectus supplement dated as of August 30, 2024 and the Current Prospectus Supplement.

Attached hereto as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Mitchell Silberberg & Knupp LLP, relating to the legality of the issuance and sale of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Mitchell Silberberg & Knupp LLP.
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).
104	The cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: December 10, 2024	By:	/s/ James Sullivan
James Sullivan
Chief Financial Officer

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